UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

BLUE STAR FOODS CORP.

(Name of Registrant as Specified in Its Charter)

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BLUE STAR FOODS CORP.

3000 NW 109th Avenue

Miami, Florida 33032

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDER HOLDING

A MAJORITY OF THE VOTING POWER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Holders of Common Stock of Blue Star Foods Corp.:

This Information Statement is being furnished to the stockholders of the Company in connection with action taken by written consent (the “Written Consent”) of the holder(s) of a majority of the voting power of the Company’s outstanding capital stock as of the Record Date (the “Majority Stockholder”). The Written Consent approved an amendment to the Company’s Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares (the “Authorized Share Increase”).

The Written Consent constitutes the only stockholder approval required under applicable law and our governing documents. Under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Authorized Share Increase will not be effective until at least 20 calendar days after the definitive Information Statement is first mailed to stockholders of record. We anticipate filing the Amendment with the Delaware Secretary of State as soon as practicable following the expiration of the 20-day period.

We are not soliciting proxies in connection with the actions approved by the Written Consent, and proxies are not requested from stockholders.

By Order of the Board of Directors,

/s/ John Keeler
John Keeler
Executive Chairman and Chief Executive Officer

BLUE STAR FOODS CORP.

3000 NW 109th Avenue

Miami, Florida 33032

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about October 9, 2025 to the stockholders of record of Blue Star Foods Corp., a Delaware corporation (the “Company”), as of September 23, 2025. The purpose of this Information Statement is to notify stockholders that the Board of Directors of the Company (the “Board”) has approved the following corporate action (the “Authorized Share Increase”):

●	An amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000 shares.

The written consent of the Board was obtained on September 19, 2025. Under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is required to furnish this Information Statement to all stockholders who were entitled to vote or give written consent on the corporate action but who have not consented in writing.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase will not be effective until at least 20 calendar days after this definitive Information Statement is first mailed to stockholders and until the Certificate of Amendment is filed with the Secretary of State of Delaware

DESCRIPTION OF THE AUTHORIZED SHARE INCREASE

Summary of the Amendment

The Amendment increases the number of authorized shares of the Company’s common stock from 100,000,000 to 500,000,000 shares. The par value of the common stock will remain $0.0001 per share. The number of authorized shares of preferred stock will remain 5,000,000 shares, par value $0.0001 per share.

A form of the Amendment is attached to this Information Statement as Appendix A.

Purpose of the Authorized Share Increase

We believe that the increase in authorized common stock is advisable and in the best interests of the Company and its stockholders. The additional authorized shares will provide us with greater flexibility to:

●	finance our operations and growth through equity offerings;
●	engage in strategic transactions, including acquisitions, joint ventures, or partnerships;
●	issue equity-based awards to employees, officers, directors, and consultants under existing or future compensation plans; and
●	effect potential debt conversions or other financing arrangements.

Having additional authorized shares available for issuance will allow us to act on financing and strategic opportunities without the delay and expense associated with seeking stockholder approval at the time of a specific issuance, subject to applicable law and Nasdaq (or other exchange) listing rules.

Potential Adverse Effects of the Authorized Share Increase

The authorization of additional shares of common stock does not by itself change the rights of existing stockholders. However, any future issuance of additional shares could have the following effects:

●	Dilution of the voting power and ownership percentage of existing stockholders;
●	Adverse market effects on the trading price of our common stock;
●	Possible anti-takeover implications, as increasing authorized shares could, under certain circumstances, be used to make a change in control more difficult by issuing shares to persons aligned with management. The Board has not proposed the Authorized Share Increase in response to any specific takeover threat and is not aware of any such pending efforts.

No Appraisal Rights

Stockholders are not entitled to appraisal or dissenters’ rights under Delaware law or our governing documents with respect to the Authorized Share Increase.

VOTE REQUIRED; ACTION BY WRITTEN CONSENT

Under Delaware law and our Certificate of Incorporation and Bylaws, the approval of the holders of a majority of the outstanding voting power is sufficient to adopt the Amendment. The Majority Stockholder(s), holding approximately 83.99% of the voting power as of the Record Date, approved the Amendment by Written Consent on September 19, 2025. Therefore, no meeting and no further action by other stockholders is required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date regarding the beneficial ownership of our common stock by (i) each person known to us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors and named executive officers, and (iii) all current directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares beneficially

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Beneficial Ownership
John Keeler	1,498,489	(1)	7.6%
Jeffrey Guzy	1,448,176	(2)	7.4
Nubar Herian	484,508	(3)	2.5
Timothy McLellan	965,684	(3)	4.9
Trond Ringstad	965,689	(3)	4.9
All current directors and executive officers as a group (5 persons)	5,362,796		27.3%

* Less than 1%

(1)	1,000,000 preferred shares are outstanding with 100 votes per share; 498,476 of such common shares are held with Mr. Keeler’s wife as tenants in the entirety and are subject to the terms of a lock-up agreement pursuant to which Mr. Keeler may not sell more than one-third of the common stock held by him in any two-month period. Includes 13 shares underlying a stock option which are exercisable within 60 days.

(2)	Includes 13 shares underlying stock options exercisable within 60 days.

(3)	Includes 13 shares underlying stock options which are exercisable within 60 days.

INTERESTS OF DIRECTORS AND OFFICERS

Except as set forth in this Information Statement, no director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the Authorized Share Increase that is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements, including statements regarding the timing and potential uses of additional authorized shares. These statements are based on current expectations and involve risks and uncertainties. Actual results may differ materially. Factors that could cause actual results to differ include, among others, market conditions, our capital needs, regulatory approvals, and risks described in our filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may obtain these documents free of charge at the SEC’s website at www.sec.gov and on our investor relations website at ir.bluestarfoods.com. Copies of this Information Statement and our filings will be made available upon written request to Blue Star Foods Corp., 3000 NW 109th Ave., Miami, FL 33032.

Exhibit 1

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

OF BLUE STAR FOODS CORP.

Adopted on: September 19, 2025.

We, the undersigned, being all of the members of the Board of Directors (the “Board of Directors”) of Blue Star Foods Corp., a Delaware corporation (the “Company”), do hereby consent that when all of the undersigned have executed this unanimous written consent (this “Consent”) or a counterpart thereof, such counterparts when taken together shall constitute one instrument, and the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted by the Board of Directors at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions.

WHEREAS, the Board of Directors of Blue Star Foods Corp. (the “Corporation”) deems it advisable and in the best interests of the Corporation to amend the Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the number of authorized shares of Common Stock of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that:

1. The Board hereby approves and declares advisable the amendment to the Certificate to increase the authorized shares of Common Stock of the Corporation from 100,000,000 shares to 500,000,000 shares, par value $0.0001 per share.

2. The officers of the Corporation are authorized and directed to submit the proposed amendment to the stockholders of the Corporation for their approval in accordance with Section 242 of the Delaware General Corporation Law.

3. The officers of the Corporation are authorized and directed, upon stockholder approval, to execute, verify, and file a Certificate of Amendment with the Secretary of State of the State of Delaware and to take such further actions as may be necessary or advisable to carry out the foregoing resolutions.

FURTHER RESOLVED, that this consent may be executed in one or more counterparts, and via electronic or other signatures, all of which shall together constitute one and the same instrument

RESOLVED, that the Board hereby confirms that these resolutions have been duly adopted in accordance with the Company’s bylaws and the laws of the State of Delaware, and that the same remain in full force and effect.

[signature page to follow].

IN WITNESS WHEREOF, we have hereunto set our hands as the members of the Board of Directors of the Company.

Dated: September 19, 2025

/s/ John Keeler
John Keeler

/s/ Nubar Herian
Nubar Herian

/s/ Jeffrey J. Guzy
Jeffrey J. Guzy

/s/ Timothy McLellan
Timothy McLellan

/s/ Trond Ringstad
Trond Ringstad

Exhibit 2

CERTIFICATE OF AMENDMENT

to the Amended and Restated Certificate of Incorporation of Blue Star Foods Corp.

Pursuant to Section 242 of the Delaware General Corporation Law, Blue Star Foods Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the corporation is Blue Star Foods Corp.
2.	The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 19, 2025.
3.	The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation, and the stockholders of the Corporation duly approved such amendment in accordance with Section 242 of the Delaware General Corporation Law.
4.	Article FOURTH, Section 4(a) of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 505,000,000, consisting of:

(i)	500,000,000 shares of Common Stock, par value $0.0001 per share; and
(ii)	5,000,000 shares of Preferred Stock, par value $0.0001 per share.”

5.	This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation this 24th day of September, 2025.

By:	/s/ John Keeler
Name:	John Keeler
Title:	CEO

Exhibit 3

WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER OF

BLUE STAR FOODS CORP.

(a Delaware Corporation)

The undersigned, being the holder of more than fifty-one percent (51%) of the outstanding voting shares of Blue Star Foods Corp. (the “Corporation”), acting pursuant to Section 228 of the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and Bylaws of the Corporation, hereby adopts the following resolutions by written consent in lieu of a meeting:

RESOLUTIONS

WHEREAS, the Board of Directors of the Corporation has approved and declared advisable an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock;

NOW, THEREFORE, BE IT RESOLVED, that the undersigned, being the holder of a majority of the outstanding voting shares of the Corporation, hereby approves the amendment to the Amended and Restated Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares, par value $0.0001 per share;

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to prepare, execute, and file with the Secretary of State of the State of Delaware a Certificate of Amendment reflecting such change, and to take all such further actions as they deem necessary or appropriate to carry out the intent of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the 22nd day of September, 2025.

/s/ John Keeler
Name:	John Keeler
Number of Shares Held: 1,498,476